EXECUTION VERSION

Exhibit 10.3

INCREMENTAL SUPPLEMENT

This INCREMENTAL SUPPLEMENT, dated as of June 23, 2016 (this “Incremental Supplement”), is entered into by and among Western Refining, Inc., a Delaware corporation (the “Borrower”), Bank of America, N.A. (“Bank of America”), as administrative agent (in such capacity, the “Administrative Agent”), and the Lenders named on the signature pages hereto, and acknowledged and (with respect to Section 5(e) only) agreed by the other Loan Parties named on the signature pages hereto.
PRELIMINARY STATEMENTS:
WHEREAS, the Borrower, the Administrative Agent, and certain financial institutions and other Persons from time to time party thereto are parties to that certain Term Loan Credit Agreement, dated as of November 12, 2013 (as the same may have been amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to those terms in the Credit Agreement, as supplemented hereby);
WHEREAS, Section 2.12 of the Credit Agreement provides that the Borrower may at any time or from time to time after the Closing Date request Incremental Term Loans upon the terms thereof;
WHEREAS, this Incremental Supplement shall constitute an Incremental Term Supplement as set forth in Section 2.12 of the Credit Agreement;
WHEREAS, the Borrower has requested that the Lenders providing Incremental Term Loans (such Lenders being the “2016 Incremental Term Lenders”) provide to the Borrower Incremental Term Commitments and Incremental Term Loans pursuant to Section 2.12 of the Credit Agreement on the Incremental Effective Date (as defined below) in an aggregate principal amount of $500,000,000 (the “2016 Incremental Term Loans”; and the commitments with respect thereto, the “2016 Incremental Term Commitments”);
WHEREAS, the proceeds of the 2016 Incremental Term Loans will be used to fund, in part, the consummation of the acquisition by the Borrower, directly or indirectly, of the Equity Interests of NTI LP that it does not own, directly or indirectly, immediately prior to the Incremental Effective Date, to pay related fees and expenses in connection therewith and for other general corporate purposes; and
WHEREAS, each of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), Goldman Sachs Lending Partners LLC, J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC has agreed to act as a joint lead arranger and joint bookrunner (collectively, the “Arrangers”) for the Incremental Term Loans, each of Goldman Sachs Lending Partners LLC, JPMorgan Chase Bank, N.A., UBS Securities LLC and Wells Fargo Bank, N.A. has

agreed to act as a co-syndication agent (collectively, the “Syndication Agents”) for the Incremental Term Loans, and each of Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., MUFG Union Bank, N.A., Regions Bank and SunTrust Bank has agreed to act as a co-documentation agent (collectively, the “Documentation Agents”) for the Incremental Term Loans. The 2016 Incremental Term Lenders have agreed to enter into this Incremental Supplement to provide the 2016 Incremental Term Commitments and the 2016 Incremental Term Loans upon the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1Incremental Term Loans. Pursuant to Section 2.12 of the Credit Agreement, and subject to the satisfaction of the conditions set forth in Section 2 hereof, on and as of the Incremental Effective Date:
(a)    Each 2016 Incremental Term Lender that is an existing Lender under the Credit Agreement (an “Increasing Term Lender”) hereby agrees that upon, and subject to, the occurrence of the Incremental Effective Date, such 2016 Incremental Term Lender’s Commitment shall be increased, as contemplated by Section 2.12 of the Credit Agreement, by the amount set forth opposite such 2016 Incremental Term Lender’s name under the heading “2016 Incremental Term Commitment” on Schedule 1 to this Incremental Supplement. From and after the Incremental Effective Date, each reference in the Credit Agreement to any Increasing Term Lender’s Commitment shall mean its Commitment, as increased pursuant to this Incremental Supplement, and as set forth opposite its name on Schedule 1 to this Incremental Supplement under the heading “Total Commitment”.
(b)    Each 2016 Incremental Term Lender that is not, prior to the effectiveness of this Incremental Supplement, an existing Lender under the Credit Agreement (each, an “Additional Term Lender”), hereby agrees that upon, and subject to, the occurrence of the Incremental Effective Date, such 2016 Incremental Term Lender shall be deemed to be, and shall become, a “Lender” and an “Incremental Term Lender” for all purposes of, and subject to all the obligations of a “Lender” and/or a “Incremental Term Lender”, respectively, under the Credit Agreement and the other Loan Documents, and shall have an Incremental Term Commitment that is equal to the amount set forth opposite such 2016 Incremental Term Lender’s name under the heading “2016 Incremental Term Commitment” on Schedule 1 to this Incremental Supplement. The Borrower and the Administrative Agent hereby agree that from and after the Incremental Effective Date, each Additional Term Lender shall be deemed to be, and shall become, a “Lender” and an “Incremental Term Lender”, as applicable, for all purposes of, and with all the rights and remedies of a “Lender” and/or an “Incremental Term Lender”, as applicable, under, the Credit Agreement and the other Loan Documents. From and after the Incremental Effective Date, each reference in the Credit Agreement to any Additional Term Lender’s Commitment or Incremental Term Commitment shall mean its Commitment as committed pursuant to this Incremental

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Supplement, and as set forth opposite its name on Schedule 1 to this Incremental Supplement under the heading “Total Commitment”.
(c)    Each Additional Term Lender and each Increasing Term Lender hereby agrees to make 2016 Incremental Term Loans to the Borrower on the Incremental Effective Date in a principal amount equal to its respective 2016 Incremental Term Commitment (as determined by giving effect to this Incremental Supplement).
(d)    Each reference to “Applicable Rate” in the Credit Agreement and the other Loan Documents shall mean, with respect to the 2016 Incremental Term Loans, (i) 4.50% with respect to Eurodollar Rate Loans and (ii) 3.50% with respect to Base Rate Loans”.
(e)    Each reference to “maturity date” or “Maturity Date” in the Credit Agreement and the other Loan Documents shall mean, with respect to the 2016 Incremental Term Loans, June 23, 2023 (the “Stated 2016 Incremental Maturity Date”), unless 2021 Notes in an aggregate principal amount of more than $50,000,000 have not been the subject of a Maturity Extension Event (as defined below) on or prior to December 31, 2020 (a “Maturity Acceleration Event”), in which case each reference to “maturity date” or “Maturity Date” in the Credit Agreement and the other Loan Documents shall mean December 31, 2020 (the “Early 2016 Incremental Maturity Date”); provided, however, that if a Maturity Acceleration Event has occurred but as of December 31, 2020 the Liquidity Condition is satisfied, then (a) a Maturity Acceleration Event shall not occur and (b) the “maturity date” and “Maturity Date” for the 2016 Incremental Term Loans shall continue to be the Stated 2016 Incremental Maturity Date (and not the Early 2016 Incremental Maturity Date) unless, as of any time (the date on which such time occurs, the “Accelerated Maturity Date”) on or after the Early 2016 Incremental Maturity Date the Liquidity Condition is not satisfied, in which event the “maturity date” and the “Maturity Date” with respect to the 2016 Incremental Term Loans shall be the Accelerated Maturity Date. For purposes hereof:
“Liquidity” means, on any date of determination, the sum of (x) the aggregate unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries and (y) borrowing availability capable of being drawn by the Borrower on any Business Day under any revolving credit facility (including the ABL Credit Agreement), in each case as of such date of determination.

“Liquidity Condition” means that, on any date of determination, the Borrower and its Restricted Subsidiaries have aggregate Liquidity of not less than the sum of (x) $100,000,000 and (y) the outstanding principal amount of the 2021 Notes as of such date of determination.

“Maturity Extension Event” means, with respect to any 2021 Notes, (a) the redemption, repayment, defeasance or other discharge of such 2021 Notes in accordance with the terms of the 2021 Notes Indenture; (b) the amendment to or other modification of such 2021 Notes and the 2021 Notes Indenture causing the stated maturity date of such 2021 Notes to be extended to a date that is at least 91 days after the Stated 2016 Incremental

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Maturity Date; and/or (c) the refinancing of such 2021 Notes with Indebtedness permitted by the Credit Agreement having a stated maturity date that is at least 91 days after the Stated 2016 Incremental Maturity Date.

(f)    If (i) the Borrower makes a prepayment of any 2016 Incremental Term Loan pursuant to Section 2.03(a) or Section 2.03(b)(i) of the Credit Agreement in connection with a Repricing Transaction or (ii) the 2016 Incremental Term Loans are otherwise subject to a Repricing Transaction, in each case, the Borrower shall pay a premium in respect of the principal amount of 2016 Incremental Term Loans that are subject to such prepayment or Repricing Transaction in an amount equal to 1.00% of such principal amount if such prepayment or Repricing Transaction occurs prior to the first anniversary of the Incremental Effective Date. Each such prepayment shall be applied to the 2016 Incremental Term Loans of the 2016 Incremental Term Lenders in accordance with their respective Applicable Class Percentages.
(g)    The Borrower agrees to repay the 2016 Incremental Term Lenders in quarterly installments of principal, each of which shall be equal to 0.25% of the initial aggregate principal amount of the 2016 Incremental Term Loans. The first such payment shall be made on September 30, 2016 and each subsequent payment shall be made thereafter on the last Business Day of each March, June, September and December, with a final payment to be made on the Maturity Date of the 2016 Incremental Term Loans (determined in accordance with clause (e) above) in an amount equal to the then outstanding 2016 Incremental Term Loans. The amortization payable with respect to the Term Loans pursuant to Section 2.04 of the Credit Agreement shall remain unchanged and unaffected by this Incremental Supplement.
(h)    Pursuant to Section 2.12 of the Credit Agreement, upon the funding of the 2016 Incremental Term Loans on the Incremental Effective Date, the 2016 Incremental Term Loans shall automatically and without further action by any Person constitute Loans and Incremental Term Loans for all purposes of the Credit Agreement and the other Loan Documents.
(i)    Except as otherwise expressly provided herein or in the Credit Agreement, the 2016 Incremental Term Loans shall have the same terms, rights and obligations under the Credit Agreement that the Term Loans have thereunder. Notwithstanding the foregoing, the 2016 Incremental Term Loans shall constitute a separate and different Class of Loans than the Term Loans.

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Section 2    Conditions to Effectiveness. Section 1 of this Incremental Supplement shall become effective as of the date when, and only when, the following conditions shall have been satisfied (as reasonably determined by the Administrative Agent and which with respect to any deliverable shall be in form and substance reasonably satisfactory to the Administrative Agent) or waived by the 2016 Incremental Term Lenders (the date on which such conditions have been satisfied in full being the “Incremental Effective Date”):
(a)    The Administrative Agent shall have received executed signature pages to this Incremental Supplement from the Borrower and the 2016 Incremental Term Lenders or, as to any such party, advice reasonably satisfactory to the Administrative Agent that such party has executed this Incremental Supplement.
(b)    The Administrative Agent shall have received (in sufficient copies for each Lender) a certificate of each Loan Party dated as of the Incremental Effective Date signed on behalf of such Loan Party by a Responsible Officer of such Loan Party, certifying on behalf of such Loan Party that, before and after giving effect to the Incremental Term Facility with respect to the 2016 Incremental Term Commitments, (i) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the Incremental Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Incremental Supplement, the representations and warranties contained in subsection (a) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clause (a) of Section 6.01 of the Credit Agreement, and (ii) no Default or Event of Default has occurred and is continuing, or would result from the 2016 Incremental Term Commitments on the Incremental Effective Date.
(c)    The Administrative Agent shall have received a certified copy of the resolutions of the Board of Directors or other governing body, as applicable, of each Person that is a Loan Party (or duly authorized committee thereof) authorizing this Incremental Supplement and the matters contemplated hereby and thereby respectively.
(d)    The Administrative Agent shall have received a favorable opinion of Davis Polk & Wardwell LLP, New York counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent.
(e)    The Borrower shall have paid (or substantially concurrently with the satisfaction of the other conditions set forth herein, on the Incremental Effective Date, shall be paying) to the Administrative Agent for the account of each 2016 Incremental Term Lender, upfront fees equal to 2.00% (which may be paid in the form of original issue discount).
(f)    The Borrower shall have paid (or substantially concurrently with the satisfaction of the other conditions set forth herein, on the Incremental Effective Date, shall be paying) all fees set forth in the engagement letter previously executed by the Borrower

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in favor of the Arrangers, the Syndication Agents and the Documentation Agents and all reasonable and documented out-of-pocket costs and expenses (including the fees and expenses of Shearman & Sterling LLP) incurred by MLPFS and the Administrative Agent in connection with the preparation, negotiation and execution of this Incremental Supplement required to be paid in connection with this Incremental Supplement.
(g)    The “Third Amendment Effective Date” (as defined in Amendment No. 3 to the Term Loan Credit Agreement dated as of May 27, 2016 among the Borrower, the Lenders party thereto and the Administrative Agent) shall have occurred.
Section 3    New Lenders. With respect to any 2016 Incremental Term Lender that is not an existing Lender under the Credit Agreement before giving effect to this Incremental Supplement, (a) each such Lender hereby represents and warrants and agrees as to all matters set forth in Section 1.2 of the Standard Terms and Conditions for Assignment and Assumption contained in Exhibit D to the Credit Agreement as if it were an Assignee thereunder entering into an Assignment and Assumption, mutatis mutandis, (b) on and after the Incremental Effective Date, each such Lender shall be a party to the Credit Agreement and, to the extent provided in this Incremental Supplement, shall have the rights and obligations of a Lender thereunder and (c) all notices and other communications provided for hereunder or under the Loan Documents to each such Lender shall be to its address as set forth in the administrative questionnaire it has furnished to the Administrative Agent.
Section 4    Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:
(a)    Each Loan Party and each of its Restricted Subsidiaries (i) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite corporate power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Loan Documents (including this Incremental Supplement) to which it is a party, except, with respect to this clause (ii), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)    The execution and delivery of this Incremental Supplement by each Loan Party that is a party to this Incremental Supplement and the performance under this Incremental Supplement and the Loan Documents by each Loan Party that is a party hereto and thereto, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person, or the properties of such Person or any of its Restricted Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law.

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(c)    No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Incremental Supplement. This Incremental Supplement has been duly executed and delivered by each Loan Party that is party hereto. This Incremental Supplement constitutes a legal, valid and binding obligation of each Loan Party that is party hereto, enforceable against such Loan Party in accordance with its terms.
(d)    The representations and warranties of the Borrower set forth in Article V of the Credit Agreement are true and correct in all material respects on and as of the Incremental Effective Date, immediately before and immediately after giving effect to this Incremental Supplement, except to the extent that any such representation and warranty is expressly stated to be made as of an earlier date.
(e)    On the Incremental Effective Date, immediately before and immediately after giving effect to this Incremental Supplement, no Default or Event of Default has occurred and is continuing.
Section 5    Reference to and Effect on the Loan Documents.
(a)    On and after the effectiveness of this Incremental Supplement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as supplemented by this Incremental Supplement.
(b)    The Credit Agreement, as specifically supplemented by this Incremental Supplement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as supplemented by this Incremental Supplement.
(c)    The execution, delivery and effectiveness of this Incremental Supplement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(d)    This Incremental Supplement constitutes a Loan Document.
(e)    Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) to the extent applicable, ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Security Agreement)

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and confirms that such liens and security interests continue to secure the Obligations under the Loan Documents, subject to the terms thereof and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to the Guaranty.
Section 6    Costs and Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Incremental Supplement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04 of the Credit Agreement.
Section 7    Counterparts. This Incremental Supplement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Incremental Supplement by facsimile or other electronic transmission (e.g., a “PDF” or “TIF”) shall be effective as delivery of a manually executed counterpart of this Incremental Supplement.
Section 8    Applicable Law. THIS INCREMENTAL SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 9    Headings. The headings of this Incremental Supplement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 10    Notices. All communications and notices hereunder shall be given as provided in the Credit Agreement.
Section 11    Severability. The fact that any term or provision of this Incremental Supplement is held invalid, illegal or unenforceable as to any Person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation, or jurisdiction or as applied to any Person.
Section 12    Successors. The terms of this Incremental Supplement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
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IN WITNESS WHEREOF, the parties hereto have caused this Incremental Supplement to be executed by their respective authorized officers as of the date first above written.

WESTERN REFINING, INC.,
as Borrower

By:	/s/ Jeffrey S. Beyersdorfer
Name:	Jeffrey S. Beyersdorfer
Title:	Senior Vice President – Treasurer and Director of Investor Relations

Western Refining – Incremental Supplement
Signature Page

ACKNOWLEDGED AND (WITH RESPECT TO SECTION 5(e) ONLY) AGREED:

WESTERN REFINING COMPANY, L.P.,
a Delaware limited partnership

WESTERN REFINING GP, LLC,
a Delaware limited liability company,
its General Partner

By:	/s/ Jeffrey S. Beyersdorfer
Name:	Jeffrey S. Beyersdorfer
Title:	Senior Vice President and Assistant Secretary

ASCARATE GROUP LLC,
a Delaware limited liability company

By:	WESTERN REFINING COMPANY, L.P.,
a Delaware limited partnership, its sole Member

By: WESTERN REFINING GP, LLC,
a Delaware limited liability company

By:	/s/ Jeffrey S. Beyersdorfer
Name:	Jeffrey S. Beyersdorfer
Title:	Senior Vice President and Assistant Secretary

Western Refining – Incremental Supplement
Signature Page

WESTERN REFINING GP, LLC,
a Delaware limited liability company

WESTERN REFINING LP, LLC,
a Delaware limited liability company

CINIZA PRODUCTION COMPANY,
a New Mexico corporation

DIAL OIL CO., LLC
a New Mexico limited liability company

EMPIRE OIL CO.,
a California corporation

GIANT INDUSTRIES, INC.,
a Delaware corporation

WESTERN REFINING SOUTHWEST, INC.,
an Arizona corporation

GIANT FOUR CORNERS, LLC,
a Delaware limited liability company

GIANT STOP-N-GO OF NEW MEXICO, LLC,
a New Mexico limited liability company

WESTERN REFINING YORKTOWN HOLDING COMPANY,
a Delaware corporation

WESTERN REFINING RETAIL, LLC,
a Delaware limited liability company

SAN JUAN REFINING COMPANY, LLC,
a New Mexico limited liability company

YORK RIVER FUELS, LLC,
a Delaware limited liability company

WESTERN REFINING YORKTOWN, INC.,
a Delaware corporation

By:	/s/ Gary R. Dalke
Name:	Gary R. Dalke
Title:	Treasurer and Chief Financial Officer

Western Refining – Incremental Supplement
Signature Page

WESTERN REFINING TRS I, LLC,
a Texas limited liability company

WESTERN REFINING TRS II, LLC,
a Texas limited liability company

WESTERN REFINING TEXAS RETAIL SERVICES, LLC,
a Texas limited liability company

By:	/s/ Matthew L. Yoder
Name:	Matthew L. Yoder
Title:	Manager

Western Refining – Incremental Supplement
Signature Page

WINGATE-GALLUP PIPELINE, LLC,

By:	/s/ Gary R. Dalke
Name:	Gary R. Dalke
Title:	Chief Financial Officer

Western Refining – Incremental Supplement
Signature Page

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Christine Trotter
Name:	Christine Trotter
Title:	Assistant Vice President

Western Refining – Incremental Supplement
Signature Page

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ J. Lex Maultsby
Name:	J. Lex Maultsby
Title:	Managing Director

Western Refining – Incremental Supplement
Signature Page

SCHEDULE 1

2016 Incremental Term Lender	2016 Incremental Term Commitment
Bank of America, N.A.	$500,000,000.00

NYDOCS02/1091460        Western Refining – Incremental Supplement